Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated January 11, 2013 (including amendments thereto) with respect to the Common Stock of PHH Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  January 11, 2013

SCOPIA PARTNERS LLC

By:	Scopia Fund Management LLC

By:	/s/ Jeremy Mindich
	Name:	Jeremy Mindich
	Title:	Managing Director of the Managing Member

SCOPIA PARTNERS QP LLC

By:	Scopia Fund Management LLC

By:	/s/ Jeremy Mindich
	Name:	Jeremy Mindich
	Title:	Managing Director of the Managing Member

SCOPIA PX LLC

By:	Scopia Fund Management LLC

By:	/s/ Jeremy Mindich
	Name:	Jeremy Mindich
	Title:	Managing Director of the Managing Member

SCOPIA LONG LLC

By:	Scopia Fund Management LLC

By:	/s/ Jeremy Mindich
	Name:	Jeremy Mindich
	Title:	Managing Director of the Managing Member

SCOPIA INTERNATIONAL MASTER FUND LP

By: Scopia Capital LLC

By:	/s/ Matthew Sirovich
	Name:	Matthew Sirovich
	Title:	Manager

SCOPIA PX INTERNATIONAL MASTER FUND LP

By: Scopia Capital LLC

By:	/s/ Matthew Sirovich
	Name:	Matthew Sirovich
	Title:	Manager

SCOPIA FUND MANAGEMENT LLC

By:	/s/ Jeremy Mindich
	Name:	Jeremy Mindich
	Title:	Managing Director of the Managing Member

SCOPIA CAPITAL LLC

By:	/s/ Matthew Sirovich
	Name:	Matthew Sirovich
	Title:	Manager

/s/ Matthew Sirovich
MATTHEW SIROVICH

/s/ Jeremy Mindich
JEREMY MINDICH